UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8747	43-1304369
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

920 Main Street, Kansas City, Missouri    64105
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2012, AMC Entertainment Inc. (the “Company”) announced that it had received the requisite consents (“Consents”) from holders of each of its 8.75% Senior Notes due 2019 (the “8.75% Notes”) and its 9.75% Senior Subordinated Notes due 2020 (the “9.75% Notes” and, together with the 8.75% Notes, the “Notes”) for (i) a waiver with respect to each series of Notes (the “Waivers”), of the requirement for the Company to comply with the “change of control” covenant in each of the indenture governing the 8.75% Notes (the “8.75% Indenture”) and the indenture governing the 9.75% Notes (the “9.75% Indenture” and, together with the 8.75% Indenture, the “Indentures”) in connection with the acquisition (the “Acquisition”) of all of the outstanding capital stock of AMC Entertainment Holdings, Inc., the parent corporation of the Company, by Dalian Wanda Group Co., Ltd. (“Wanda”), including the Company’s obligation to make a “change of control offer” in connection with the Acquisition with respect to each series of Notes, and (ii) certain amendments with respect to each series of Notes (the “Amendments”), to each of the Indentures to reflect the change in ownership going forward by adding Wanda and its affiliates to the definition of “Permitted Holder” under each of the Indentures.

Each consent solicitation expired at 5:00 p.m., New York City time, on June 21, 2012 (the “Consent Date”).  The Company has been advised by Global Bondholder Services Corporation, as Information Agent and Tabulation Agent for the consent solicitations, that as of the Consent Date, Consents were delivered and not revoked by holders of at least a majority in aggregate principal amount of the outstanding Notes of each series, voting as a separate class, excluding any Notes owned by the Company or any of its affiliates.  As a result, on June 21, 2012, the Company and U.S. Bank National Association, as trustee under each of the Indentures, executed supplemental indentures (the “Supplemental Indentures”) giving effect to the Waivers and Amendments, which will become operative upon payment of the applicable consent fee immediately prior to the closing of the Acquisition.

The foregoing description of the Waivers, Amendments and Supplemental Indentures is not complete and is qualified in its entirety by reference to the Supplemental Indentures and the press release, copies of which are attached as Exhibits 4.1, 4.2 and 99.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.1
Fourth Supplemental Indenture, dated as of June 21, 2012, respecting AMC Entertainment Inc.’s 8.75% Senior Notes due 2019, between AMC Entertainment Inc. and U.S. Bank National Association, as trustee.

4.2
Second Supplemental Indenture, dated as of June 21, 2012, respecting AMC Entertainment Inc.’s 9.75% Senior Subordinated Notes due 2020, between AMC Entertainment Inc. and U.S. Bank National Association, as trustee.

99.1	Press release of the Company.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: June 22, 2012	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1
Fourth Supplemental Indenture, dated as of June 21, 2012, respecting AMC Entertainment Inc.’s 8.75% Senior Notes due 2019, between AMC Entertainment Inc. and U.S. Bank National Association, as trustee.

4.2
Second Supplemental Indenture, dated as of June 21, 2012, respecting AMC Entertainment Inc.’s 9.75% Senior Subordinated Notes due 2020, between AMC Entertainment Inc. and U.S. Bank National Association, as trustee.

99.1	Press release of the Company.